UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2010
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SES Solar Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49891	33-0860242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

chemin du Champ-des-Filles 36, Plan-les-Ouates Geneva, Switzerland	1228
(Address of principal executive offices)	(Zip Code)

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Registrant’s telephone number, including area code: 41.22.884.1484

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant.

On November 2, 2010, Christiane Erné entered into an agreement with Flannel Management sarl (“Flannel Management”) whereby Christiane Erné sold to Flannel Management 34,766,508 shares of common stock, par value $0.001 per share (“Common Stock”), of SES Solar Inc. (the “Company”) in exchange for 600,000 Swiss francs (the “Stock Sale Agreement”).  Pursuant to the terms of the Stock Sale Agreement, Flannel Management paid 500,000 Swiss francs on November 2, 2010, and covenanted to pay the remaining 100,000 Swiss francs by November 10, 2010.  Following the consummation of the transactions contemplated by the Stock Sale Agreement, the 34,766,508 shares of Common Stock owned by Flannel Management represent approximately 47.6% of the 72,984,168 shares of Common Stock issued and outstanding as of November 2, 2010.  Sandrine Crisafulli, the chief financial officer and chief operating officer of the Company, is the sole shareholder and managing officer of Flannel Management.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           In connection with the Stock Sale Agreement, Daniel Erné resigned from his position as a director of the Company and from his position as administrator of SES Société d’Energie Solaire S.A., a subsidiary of the Company (“SES Switzerland”), effective as of November 2, 2010.  Also in connection with the Stock Sale Agreement, Christiane Erné resigned from her position as the chief executive officer of the Company effective as of November 2, 2010.

(c)           On November 2, 2010, the board of directors of the Company appointed Philippe Crisafulli, 55, to serve as the Company’s new chief executive officer.  Philippe Crisafulli will serve as chief executive officer of the Company until removed by the board of directors or until his successor is elected and qualified.  Philippe Crisafulli is the husband of Sandrine Crisafulli, the chief financial officer and chief operating officer of the Company and the sole shareholder and managing officer of Flannel Management.  During the past five years, Philippe Crisafulli has been employed by Flannel Management and has provided consulting services to the Company as discussed below.  SES Switzerland has a consulting agreement with Flannel Management, dated October 1, 2006, pursuant to which Flannel Management receives a monthly consulting fee of approximately $18,500 for consulting services rendered by Philippe Crisafulli.  The contract is for a guaranteed 10-year term and, if earlier terminated, SES Switzerland must pay the consulting fee for the full term.

(d)           On November 2, 2010, the board of directors of the Company elected Philippe Crisafulli to fill the vacancy on the board of directors created by the resignation of Daniel Erné. Philippe Crisafulli shall serve as director for the unexpired term of Daniel Erné until his successor is elected and qualified. The discussion above regarding Philippe Crisafulli and his relationship to Flannel Management is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   November 8, 2010

SES SOLAR INC.

By:	/s/ Sandrine Crisafulli
Sandrine Crisafulli
Chief Financial Officer and Chief Operating Officer